Exhibit 10.10.1

FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (the “Amendment”), is entered into as of May 16, 2014, by and between SQUARE 1 BANK (“Bank”) and SENDGRID, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of June 27, 2013 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.                                      Section 6.2(iii) of the Agreement is hereby amended and restated, as follows:

(iii)          an annual budget approved by Borrower’s Board of Directors as soon as available but not later than February 1 of each year during the term of this Agreement;

2.                                      Section 6.6 of the Agreement is hereby amended and restated, as follows:

6.6          “Primary Depository”. Subject to the provisions of Section 3.1(d) and 3.2(b), Borrower within 30 days of the Closing Date shall maintain all its depository and operating accounts with Bank and its primary investment accounts with Bank or Bank’s affiliates; provided that SendGrid UK Ltd., a Borrower’s UK Subsidiary, may maintain an account in UK for the purpose of funding all existing and future foreign operations, subject to the restriction that the aggregate amount on deposit in such account shall not exceed $100,000 at any time (the “UK Account”).

3.                                      Section 6.7 of the Agreement is hereby amended and restated, as follows:

6.7          Financial Covenants. At all times during which Borrower’s outstanding Indebtedness to Bank exceeds $5,000,000, Borrower shall maintain at all times the following financial ratios and covenants. For the sake of clarity, any covenant violation herein shall constitute an Event of Default and cannot be cured with repayment reducing Borrower’s outstanding Indebtedness to Bank to $5,000,000 or below.

(a)           EBITDA. Measured monthly and calculated on: (1) a 1-month basis, for the reporting period ending February 28, 2014, (ii) a trailing-two-months basis, for the reporting period ending March 31, 2014, and (iii) a trailing-three-months basis, for all subsequent reporting periods, Borrower shall achieve EBITDA of at least the amounts shown in the table immediately below for the corresponding reporting periods. For subsequent reporting periods, Bank and Borrower hereby agree that, on or before February 1 of each as year during the term of this Agreement, Borrower shall provide Bank with a budget for the upcoming calendar year, which shall be approved by Borrower’s board of directors, and Bank shall use that budget to establish the EBITDA amounts for the upcoming year, with such amounts being incorporated herein by an amendment, which Borrower hereby agrees to execute.

Reporting Period Ending	Minimum EBITDA
February 28, 2014	$(1,082,060)
March 31, 2014	$(2,237,080)
April 30, 2014	$(3,570,000)
May 31, 2014	$(3,793,000)
June 30, 2014	$(3,963,000)
July 31, 2014	$(3,952,000)
August 31, 2014	$(3,668,000)
September 30, 2014	$(3,418,000)
October 31, 2014	$(3,157,500)
November 30, 2014	$(2,976,300)
December 31, 2014	$(2,681,850)

(b)           Unfinanced Capital Expenditures. An unfinanced capital expenditures in the aggregate amount not to exceed $2,000,000 for 2014 fiscal year.

4.                                      Subsection (c) of the defined term “Permitted Indebtedness” as set forth in Exhibit A to the Agreement is hereby amended and restated, as follows:

(c)           Indebtedness not to exceed $7,000,000 in the aggregate secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed at the time it is incurred the lesser of the cost or fair market value of the property financed with such Indebtedness;

5.                                      Subsection (g) of the defined term “Permitted Investment” as set forth in Exhibit A to the Agreement is hereby amended and restated, as follows:

(g)           Investments In unfinanced capital expenditures in any fiscal year, not to exceed $2,000,000;

6.                                      Subsection (c) of the defined term “Permitted Liens” as set forth in Exhibit A to the Agreement is hereby amended and restated, as follows:

(c)           Liens not to exceed $7,000,000 in the aggregate (1) upon or in any Equipment (other than Equipment financed by a Credit Extension) acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, in each case provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;

7.                                      A new subsection (f) is hereby added to the defined term “Permitted Transfers” as set forth in Exhibit A to the Agreement, as follows:

(f)            recurring monthly transfers of Cash balances on deposit with Bank to the UK Account not to exceed a maximum monthly amount equal to $100,000, provided that Borrower shall only be allowed to transfer such $100,000, if at the time of any such transfer, no Event of Default exist hereunder and no Event of Default would exist immediately after giving effect to such transfer.

8.                                      The following defined terms in Exhibit A to the Agreement are hereby amended and restated, as follows:

“Ancillary Services Sublimit” means a sublimit for Ancillary Services under the Formula Revolving Line not to exceed $3,000,000.

“Borrowing Base” means (1) four (4) (the “Advance Rate”), multiplied by (ii) the average monthly Recurring Revenue for the trailing 3 months, as determined with reference to the most recent Borrowing Base Certificate delivered by Borrower; provided that, if Borrower’s most recently calculated Churn is greater than or equal to 5.00%, then Bank may change the Advance Rate in its discretion.

“Formula Revolving Line” means a Credit Extension of up to $12,000,000 (inclusive of any amounts outstanding under the Ancillary Services Sublimit).

“Formula Revolving Maturity Date” means March 1, 2015.

9.                                      The defined terms “Liquidity” and “Liquidity Ratio” and their respective definitions in Exhibit A to the Agreement are hereby deleted.

10.                               Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

11.                               Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct in all respects as of the date of this Amendment (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all respects as of such date).

12.                               This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

13.                               As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)                                 this Amendment, duly executed by Borrower;

(b)                                 an amended and restated warrant to purchase stock, duly executed by Borrower;

(c)                                  an officer’s certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(d)                                 payment of a $7,500 facility fee, which may be debited from any of Borrower’s accounts;

(e)                                  payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, and any UCC, good standing and intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and

(f)                                   such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BORROWER:

SENDGRID, INC.

By:	/s/ Chad T. Varra
Name:	Chad T. Varra
Title:	CFO

BANK:

SQUARE 1 BANK

By:	/s/ Adam Glick
Name:	Adam Glick
Title:	VP

SIGNATURE PAGE TO FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT